Exhibit 10.4
THE TIMKEN COMPANY
Deferred Shares Agreement
     WHEREAS, Michael C. Arnold (“Grantee”) is an employee of The Timken Company (the “Company”); and
     WHEREAS, the grant of deferred shares evidenced hereby was authorized by a resolution of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company that was duly adopted on February 6, 2006 (the “Date of Grant”), and the execution of a deferred shares agreement in the form hereof was authorized by a resolution of the Committee duly adopted on February 6, 2006.
     NOW, THEREFORE, pursuant to the Company’s Long-Term Incentive Plan (as Amended and Restated as of February 6, 2004) (the “Plan”) and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby grants to the Grantee the right to receive (i) 25,000 shares of the Company’s common stock without par value (the “Common Shares”) and (ii) dividend equivalents payable in cash on a deferred basis (the “Deferred Cash Dividends”) with respect to the Common Shares covered by this agreement.

1.	Four-Year Vesting of Awards. Subject to the terms and conditions of Sections 2 and 3 hereof, the Grantee’s right to receive the Common Shares covered by this agreement and any Deferred Cash Dividends accumulated with respect thereto shall become nonforfeitable on the fourth anniversary of the Date of Grant if the Grantee has been in the continuous employ of the Company or a subsidiary from the Date of Grant until such date. For purposes of this agreement, “subsidiary” shall mean a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest. For purposes of this agreement, the Grantee’s continuous employment with the Company or a subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or a subsidiary, by reason of transfer of employment among the Company and its subsidiaries.

2.	Accelerated Vesting of Awards.
Notwithstanding the provisions of Section 1 hereof, the Grantee’s right to receive the Common Shares covered by this agreement and any Deferred Cash Dividends then accumulated with respect thereto may become nonforfeitable earlier than the time provided in such section if any of the following circumstances apply:
(a)	Death, Disability or Retirement: The Grantee’s right to receive the Common Shares covered by this agreement and any Deferred Cash Dividends then accumulated with respect thereto shall become nonforfeitable if the Grantee should die or become permanently disabled while in the employ of the Company or any subsidiary, or if the Grantee should retire with the Company’s consent.

               For purposes of this agreement, retirement “with the Company’s consent” shall mean: (i) the retirement of Grantee prior to age 62 under a retirement plan of the Company or a subsidiary, if the Board or the Committee determines that his retirement is for the convenience of the Company or a subsidiary, or (ii) the retirement of Grantee at or after age 62 under a retirement plan of the Company or a subsidiary. For purposes of this agreement, “permanently disabled” shall mean that Grantee has qualified for long-term disability benefits under a disability plan or program of the Company or, in the absence of a disability plan or program of the Company, under a government-sponsored disability program.
(b)	Change in Control: The Grantee’s right to receive the Common Shares covered by this agreement and any Deferred Cash Dividends then accumulated with respect thereto shall become nonforfeitable upon any change in control of the Company that shall occur while the Grantee is an employee of the Company or a subsidiary. For the purposes of this agreement, the term “change in control” shall mean the occurrence of any of the following events:
(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 30% or more of either: (A) the then-outstanding Common Shares or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (“Voting Shares”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a change in control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (i) of this Section 2(b); or

(ii)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Securities Exchange Act of 1934) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Shares and Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66-2/3% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Common Shares and Voting Shares of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
(c)	Divestiture: The Grantee’s right to receive the Common Shares covered by this agreement and any Deferred Cash Dividends then accumulated with respect thereto shall become nonforfeitable if the Grantee’s employment with the Company or a subsidiary terminates as the result of a divestiture. For the purposes of this agreement, the term “divestiture” shall mean a permanent disposition to a Person other than the Company or any subsidiary of a plant or other facility or property at which the Grantee performs a majority of Grantee’s services whether such disposition is effected by means of a sale of assets, a sale of subsidiary stock or otherwise.

(d)	Layoff: If (i) the Grantee’s employment with the Company or a subsidiary terminates as the result of a layoff and (ii) the Grantee is entitled to receive severance pay pursuant to the terms of any severance pay plan of the Company in effect at the time of Grantee’s termination of employment which provides for severance pay calculated by multiplying the Grantee’s base compensation by a specified severance period, then the Grantee’s right to receive the Common Shares covered by this agreement and any Deferred Cash Dividends then accumulated with respect thereto shall become nonforfeitable with respect to the total number of Common Shares that would have been received under the provisions of Section 1 hereof if the Grantee had remained in the employ of the Company through the end of the severance period.
     For purposes of this agreement, a “layoff” shall mean the involuntary termination by the Company or any subsidiary of Grantee’s employment with the Company or any subsidiary due to (i) a reduction in force leading to a permanent downsizing of the salaried workforce, (ii) a permanent shutdown of the plant, department or subdivision in which Grantee works, or (iii) an elimination of position.

3.	Forfeiture of Awards. The Grantee’s right to receive the Common Shares covered by this agreement and any Deferred Cash Dividends accumulated with respect thereto shall be forfeited automatically and without further notice on the date that the Grantee ceases to be an employee of the Company or a subsidiary prior to the fourth anniversary of the Date of Grant for any reason other than as described in Section 2 hereof. In the event that the Grantee shall intentionally commit an act that the Committee determines to be materially adverse to the interests of the Company or a subsidiary, the Grantee’s right to receive the Common Shares covered by this agreement and any Deferred Cash Dividends accumulated with respect thereto shall be forfeited at the time of that determination notwithstanding any other provision of this agreement.

4.	Crediting of Deferred Cash Dividends. With respect to each of the Common Shares covered by this agreement, the Grantee shall be credited on the records of the Company with Deferred Cash Dividends in an amount equal to the amount per share of any cash dividends declared by the Board on the outstanding Common Shares during the period beginning on the Date of Grant and ending on the date upon which the Grantee’s right to receive the Common Shares covered by this agreement pursuant to Section 1 hereof or Section 2 hereof, as the case may be, becomes nonforfeitable. The Deferred Cash Dividends shall accumulate without interest.

5.	Payment of Awards. Subject to the terms and conditions of Section 6 hereof, the Common Shares covered by this agreement shall be issuable, and any Deferred Cash Dividends accumulated with respect thereto shall be payable, to the Grantee at the time when they become nonforfeitable in accordance with Section 1 or 2 hereof.

6.	Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this agreement, the Company shall not be obligated to issue any of the

Common Shares covered by this agreement or pay any Deferred Cash Dividends accumulated with respect thereto if the issuance or payment thereof would result in violation of any such law. To the extent that the Ohio Securities Act shall be applicable to this agreement, the Company shall not be obligated to issue any of the Common Shares or other securities covered by this agreement or pay any Deferred Cash Dividends accumulated with respect thereto unless such Common Shares and Deferred Cash Dividends are (a) exempt from registration thereunder, (b) the subject of a transaction that is exempt from compliance therewith, (c) registered by description or qualification thereunder or (d) the subject of a transaction that shall have been registered by description thereunder.

7.	Transferability. Neither the Grantee’s right to receive the Common Shares covered by this agreement nor his right to receive any Deferred Cash Dividends shall be transferable by the Grantee except by will or the laws of descent and distribution. Any purported transfer in violation of this Section 7 shall be null and void, and the purported transferee shall obtain no rights with respect to such Shares.

8.	Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee).

9.	Adjustments. The Committee shall make any adjustments in the number or kind of shares of stock or other securities covered by this agreement that the Committee may determine to be equitably required to prevent any dilution or expansion of the Grantee’s rights under this agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization or partial or complete liquidation involving the Company or (c) other transaction or event having an effect similar to any of those referred to in Section 9(a) or 9(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Committee may provide in substitution of any or all of the Grantee’s rights under this agreement such alternative consideration as the Committee may determine in good faith to be equitable under the circumstances.

10.	Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any delivery of Common Shares to the Grantee, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such delivery that the Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Grantee may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Common Shares delivered to the

Grantee. If such election is made, the shares so retained shall be credited against such withholding requirement at the closing price per Common Share on the date of such delivery.

11.	No Right to Future Awards or Employment. This award is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards. This award and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. No provision of this agreement shall limit in any way whatsoever any right that the Company or a subsidiary may otherwise have to terminate the Grantee’s employment at any time.

12.	Relation to Other Benefits. Any economic or other benefit to the Grantee under this agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a subsidiary.

13.	Processing of Information. Information about the Grantee and the Grantee’s award of Share Equivalents may be collected, recorded and held, used and disclosed for any purpose related to the administration of the award. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s receipt of the Share Equivalents in any one or more of the ways referred to above.

14.	Amendments. Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee with respect to either the Common Shares or other securities covered by this agreement or the Deferred Cash Dividends without the Grantee’s consent.

15.	Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision in any other person or circumstances shall not be affected, and the provisions so held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

16.	Governing Law. This agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Ohio.

     This agreement is executed by the Company on this        day of                     ,       .

The Timken Company
By:
Scott A. Scherff
Corporate Secretary & Asst. General Counsel

     The undersigned Grantee hereby acknowledges receipt of an executed original of this agreement and accepts the right to receive the Common Shares or other securities covered hereby and any deferred Cash Dividends accumulated with respect thereto, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

Michael C. Arnold

Date:

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